EXHIBIT 10(f)               As amended through
                                                            December 18, 1995

                       RESTRICTED STOCK PLAN OF 1987

                                    OF

                      OLD KENT FINANCIAL CORPORATION



                                 SECTION 1

                                  PURPOSE


     1.1 The purpose of this Plan is to provide an opportunity for certain key employees of Old Kent Financial Corporation or its subsidiaries to acquire shares of Capital Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation.


                                 SECTION 2

                                DEFINITIONS


          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1 "Average Annual Compensation" means the annualized average of the Recipient's gross income for federal income tax purposes during the five
(5) year period ending on the last day of the Corporation's taxable year preceding the date of the Change in Control.

     2.2  "Board" means the board of directors of the Corporation.

     2.3 "Capital Stock" means the Common Stock (par value $1 per share) of the Corporation.

     2.4 "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14a promulgated under the Exchange Act, provided that, without limitation, such change in control shall be deemed to have occurred if (i) any "person" [as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act] is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board (unless the election or nomination for election by the Corporation's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period).

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate for the purpose of administration of the Plan.

     2.7  "Corporation" means Old Kent Financial Corporation.

     2.8 "Early Retirement" means the voluntary termination of all employment by the Employee after the Employee has attained 55 years of age and completed 10 years of service with the Corporation or any of its subsidiaries.

     2.9 "Employee" means any regular, salaried employee, including any officer in the service of the Corporation or any of its subsidiaries, except any person who serves only as a director. An individual's status as a regular, salaried employee shall not be affected by a leave of absence without pay.

     2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11 "Normal Retirement" means the voluntary termination of all employment by the Employee after the Employee has attained 65 years of age.

     2.12 "Plan" means the Corporation's Restricted Stock Plan of 1987 as in effect from time to time.

     2.13 "Prior Plan" means the Restricted Stock Plan of the Corporation adopted by the Corporation's shareholders on April 21, 1980.

     2.14 "Recipient" means an Employee to whom Restricted Stock has been awarded under Section 3 of the Plan.

     2.15 "Restricted Period" means a period of five (5) years following the date of the award of the Restricted Stock or a lesser period provided by Section 3.3 of the Plan.

     2.16 "Restricted Stock" means Capital Stock awarded to an Employee under Section 3 of the Plan, including Capital Stock awarded in exchange for the return of certain stock awarded under the Prior Plan, as provided in Section 3.3 of this Plan.

     2.17 "Subsidiary" means any corporation of which a majority of the outstanding voting stock is directly or indirectly owned or controlled by the Corporation, or by one or more subsidiaries.

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                                 SECTION 3

                              ADMINISTRATION


     3.1 The Committee shall administer the Plan, have sole authority to award Restricted Stock under the Plan to any Employee and to determine all questions arising in connection with the Plan, including its interpretation. All decisions and selections made by the Committee shall be final, provided, however, that the Committee may not award Restricted Stock to any member of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Restricted Stock awarded under it.

     3.2 The awarding of Restricted Stock pursuant to the Plan shall be entirely within the discretion of the Committee and nothing herein contained shall be construed to give Employee any right to participate under the Plan or receive any Restricted Stock under it.

     3.3 The Committee may, in its sole discretion, award to an Employee who holds shares of Capital Stock which are subject to the restricted period of the Prior Plan and who returns the shares to the Corporation, an equal number of shares of Restricted Stock under this Plan. Restricted Stock awarded pursuant to this Section 3.3 shall be subject to the terms and conditions of Section 5 of this Plan, EXCEPT that the Restricted Period shall be reduced by the amount of time the Recipient held the returned shares under the Prior Plan.


                                 SECTION 4

                                   STOCK


     4.1 The total number of authorized and unissued shares of Capital Stock which may be awarded under the Plan shall not exceed 368,304 shares plus the number of shares of Capital Stock subject to the restricted period of the Prior Plan as of the effective date of this Plan which are returned to the Corporation after the effective date of this Plan, but reduced by the number of shares issued under the Prior Plan after the effective date of this Plan and not returned to the Corporation by reason of the terms and conditions of this Plan or the Prior Plan, subject to adjustments authorized by Section 4.5 of this Plan. The aggregate number of such shares which may be awarded under the Plan to any one person shall not exceed 10% of the total number of shares which may be awarded under the Plan, provided, however, that such limitation shall not effect the number of shares previously awarded under the Plan to a recipient if such award was within the limitation at the time the award was made.



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     4.2  Restricted Stock awarded under the Plan shall be subject to the restrictions set forth in Section 5.

     4.3 The award of Restricted Stock under the Plan shall be evidenced by an Agreement between the Corporation and the Recipient containing the terms and conditions of the award as described in Section 5 and such other provisions as the Committee may deem appropriate.

     4.4 Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

               The shares represented by this certificate were issued subject to certain restrictions under the corporation's Restricted Stock Plan of 1987. This certificate is held subject to the terms and conditions contained in a restricted stock agreement which includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement.

     4.5 If any increase, decrease or adjustment in the Capital Stock of the Corporation is made as a result of a stock dividend, stock split, reverse stock split, recapitalization or other adjustment in the Capital Stock of the Corporation or as a result of a merger, consolidation or other reorganization of the Corporation, the Board shall make an appropriate adjustment in the aggregate number of shares subject to the Plan, and the maximum number of shares which may be awarded to any person; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.


                                 SECTION 5

                 TERMS AND CONDITIONS OF RESTRICTED STOCK


     5.1 The award of Restricted Stock under the Plan shall be subject to the following terms and conditions which shall be contained in the Agreement referred to in Section 4.3:

          (a) The Restricted Stock shall be awarded on the condition that the Recipient remain in the employ of the Corporation, or one or more of its subsidiaries, during the Restricted Period, but such condition shall have no effect on the right of the Corporation or any such subsidiary to terminate the Recipient's employment at any time.

          (b) In the event of termination of employment during the Restricted Period for any reason other than death, Early
     Retirement, Normal Retirement or after a Change in Control during


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     the Restricted Period, the Recipient's right to the Restricted
     Stock shall cease and terminate as of the date of termination and the Recipient shall promptly surrender to the Corporation such Restricted Stock.

               (1) EARLY RETIREMENT. In the event of termination of employment during the Restricted Period by reason of Early Retirement, the Recipient's right to the shares of Restricted Stock shall terminate as follows:

                    (i) If the Recipient terminates the Recipient's employment during the first year of the Restricted
               Period, the Recipient's right to all of the shares of Restricted Stock shall terminate.

                    (ii) If the Recipient terminates the Recipient's
               employment during the second year of the Restricted Period, the Recipient's right to eighty percent (80%) of the shares of Restricted Stock shall terminate.

                    (iii) If the Recipient terminates the Recipient's
               employment during the third year of the Restricted
               Period, the Recipient's right to sixty percent (60%) of the shares of Restricted Stock shall terminate.

                    (iv) If the Recipient terminates the Recipient's
               employment during the fourth year of the Restricted Period, the Recipient's right to forty percent (40%) of the shares of Restricted Stock shall terminate.

                    (v) If the Recipient terminates the Recipient's employment during the fifth year of the Restricted Period, the Recipient's right to twenty percent (20%) of the shares of Restricted Stock shall terminate.

                    In the event of termination of employment by reason of Early Retirement within the Restricted Period, the Recipient shall promptly surrender to the Corporation those shares of Restricted Stock in which the Recipient's right has terminated.

               (2) DEATH OR NORMAL RETIREMENT. In the event of termination of employment during the Restricted Period by reason of death or Normal Retirement, the Recipient's right to all of the Recipient's Restricted Stock shall vest as of the date of termination of employment and the Recipient's Restricted Stock may be transferred free of the restrictions under this Plan, except for those described in subsection (f) of this Section.


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               (3)  CHANGE IN CONTROL.  In the event of a Change in
          Control during the Restricted Period, the Recipient's right to all of the Recipient's Restricted Stock shall vest as of the date of the Change in Control and the Recipient's Restricted Stock may be transferred free of the restrictions under this Plan, except for those restrictions described in subsection (f) of this Section; PROVIDED, however, that if the vesting, when considered with all other payments and benefits from the Corporation to the Recipient, constitutes a "parachute payment," as defined in Section 280G(b)(2) of the Code, then the Recipient's right to the Restricted Stock shall vest only to the extent that the aggregate present value of all payments and benefits in the nature of compensation, to which Section 280G(b)(2) of the Code applies, does not exceed 299% of the Recipient's Average Annual Compensation.

          (c) The shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by the Employee during the Restricted Period other than to the Corporation pursuant to subsections (b) and (d) of this Section, by Will or by the laws of descent or distribution, or except that the Recipient may, with the Corporation's consent, request that shares be registered in the name of a Nominee ("Nominee"). Permissible forms of Nominee registration may include, but are not necessarily limited to, registration of shares in the name of the Recipient and the Recipient's spouse as joint tenants with right of survivorship, or in the name of a revocable grantor trust established by the employee, or other acceptable form of ownership in which the shares are considered to be beneficially owned by the employee for Federal income tax purposes and for purposes of the Federal securities laws as they may be amended from time to time and as to which the employee has or shares the right to vote or direct the disposition of the shares. As a condition to the consent to registration of the shares in nominee name, the Agreement shall be executed by all persons or entities to whom an interest in the shares is transferred for the purpose of agreeing to the terms and conditions and restrictions under which the shares are issued under this plan and the Agreement.

          (d) If any assignment, pledge, transfer or other disposition, voluntary or involuntary, of the Restricted Stock shall be made during the Restricted Period, except as provided above in subsections (b) and (c) of this Section, the Recipient's right to the Restricted Stock shall immediately cease and terminate and the Recipient shall promptly surrender to the Corporation all such Restricted Stock.




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          (e)  During the Restricted Period, the Recipient shall have all rights of a shareholder with respect to the Restricted Stock including (i) the right to vote any shares at shareholders' meetings, (ii) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock, and
     (iii) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the Capital Stock of the Corporation or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Capital Stock of the Corporation. Any new, additional or different shares or other security received by the Recipient pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

          (f) The Recipient shall represent and warrant that the Recipient is acquiring the Restricted Stock for the Recipient's own account and investment and without any intention to resell or distribute the Restricted Stock. The Recipient shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as the Corporation may reasonably specify to insure compliance with federal and state securities laws.

          (g) The Corporation or a subsidiary may make such provisions as it shall deem appropriate for the withholding of any taxes determined to be required to be withheld in connection with the award or vesting of Restricted Stock. Each Recipient shall authorize the Corporation or a subsidiary to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld under federal, state or local law as a result of the award or vesting of Restricted Stock under the Plan. In lieu of such withholding from cash compensation, the Corporation may, in the discretion of the Committee, accept delivery to the Corporation of shares of Capital Stock valued as of the time of the event giving rise to the withholding obligation and in the same manner as the shares are valued for the purpose of determining the amount of the withholding obligation.


                                 SECTION 6

                        EFFECTIVE DATE OF THE PLAN

          This Plan shall be effective when it has been approved by a majority of the Board.


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                                 SECTION 7

                             AMENDMENT OF PLAN

          The Board may amend the Plan at any time.


                                 SECTION 8

                               TERM OF PLAN


          The Board may terminate the Plan at any time; provided, however, that such termination shall not affect any awarded Restricted Stock then outstanding under the Plan.




































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